Black Hills Corp. Reports 2025 Fourth-Quarter and Full-Year Results and Initiates 2026 Earnings Guidance

•
Delivered 2025 GAAP EPS of $3.98 and adjusted EPS of $4.10, at midpoint of earnings guidance range
•
Initiates 2026 adjusted EPS guidance in the range of $4.25 to $4.45, reflecting 6% growth over 2025
•
Advancing plans to serve data center pipeline of more than 3 GW, including 600 MW in five-year plan
•
Targeting upper half of 4% to 6% long-term adjusted EPS growth off 2023
•
Extended track record of dividend increases to 56 consecutive years
•
Energized Ready Wyoming 260-mile electric transmission expansion project on schedule

RAPID CITY, S.D. — Feb. 4, 2026 — Black Hills Corp. (NYSE: BKH) today announced financial results for the fourth quarter ended Dec. 31, 2025. Net income available for common stock and earnings per share, diluted (EPS) for the three and twelve months ended Dec. 31, 2025, compared to the three and twelve months ended Dec. 31, 2024, were:

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2025	2024	2025	2024
	(in millions, except per share amounts)
GAAP:
Net income available for common stock	$104.9	$98.1	$291.6	$273.1
EPS	$1.39	$1.37	$3.98	$3.91

Non-GAAP (a):
Adjusted earnings	$106.2	$98.1	$300.4	$273.1
Adjusted EPS	$1.41	$1.37	$4.10	$3.91

(a)
During the three and twelve months ended Dec. 31, 2025, Black Hills incurred costs of $0.02 per share and $0.12 per share, respectively, related to the pending merger with NorthWestern Energy. See additional details in the GAAP-to-Non-GAAP reconciliation table in the Use of Non-GAAP Financial Measures section below. Minor differences may result due to rounding.

Full-year 2025 GAAP EPS was $3.98 compared to $3.91 in 2024. Full-year adjusted EPS of $4.10, excluding $0.12 of merger-related costs, reflected an increase of approximately 5% compared to $3.91 in 2024. Financial results benefited primarily from new rates and rider recovery of $0.95 per share, which more than offset higher operating expenses and financing and depreciation costs.

“We delivered another solid year, achieving the midpoint of our earnings guidance and upper half of our long-term growth target,” said Linn Evans, president and CEO of Black Hills Corp. “Our team energized our transformational Ready Wyoming 260-mile electric transmission expansion project on schedule, and we set the stage for an even stronger energy future with our plan to combine with NorthWestern Energy. We invested nearly $900 million of capital for the needs of our customers, and successfully executed our financing plan, maintaining strong credit quality and liquidity. During the year, we completed three rate reviews representing more than $52 million of new annual revenue.

“We expect to deliver in the upper half of our long-term 4% to 6% EPS growth target off the 2023 guidance midpoint of $3.75. For 2026, our earnings guidance reflects a 6% year-over-year growth. We plan to invest $4.7 billion of capital in 2026 through 2030 focused on the needs of our customers for safe, reliable service and to support growth.

“Our data center pipeline offers significant opportunities for new margins and capital investment. We are making progress in negotiations for large-load requests with high-quality partners under non-disclosure agreements. Our pipeline exceeds 3 GW, with 600 MW in our five-year plan by 2030 driven by Microsoft’s ongoing expansion and Meta’s new AI data center to be served with minimal capital investment through our innovative tariff in Wyoming,” concluded Evans.

Merger with NorthWestern Energy Group, Inc.

Black Hills Corp. and NorthWestern Energy announced a tax-free, all-stock merger on Aug. 19, 2025. In October 2025, the companies filed joint applications for approval of the transaction with regulatory commissions in Montana, Nebraska and South Dakota. In December 2025, the companies filed a joint application with the Federal Energy Regulatory Commission (FERC). In January 2026, Black Hills Corp. filed a Form S-4 and a Joint Proxy Statement with the Securities and Exchange Commission. Special meetings for shareholders of both companies to vote on the merger are scheduled for April 2, 2026. The transaction is expected to close in the second half of 2026, subject to the satisfaction or waiver of certain closing conditions.

FOURTH-QUARTER AND FULL-YEAR 2025 HIGHLIGHTS AND RECENT UPDATES

Electric Utilities

•
In 2025, Wyoming electric recorded four new all-time peak loads, including an all-time peak of 379 MW on June 20, 2025. The peaks represent 19 consecutive years of increasing electric demand in Wyoming and an increase of 21% over the all-time peak in 2024.

•
In December, Wyoming Electric completed construction of its 260-mile, $350 million Ready Wyoming electric transmission expansion project. The project is expected to maintain long-term cost stability for customers, enhance system resiliency and access to power markets, support local economic growth and facilitate development of Wyoming’s strong wind and solar natural resources. As of Jan. 1, 2026, approximately $300 million of the total transmission investment is being recovered through the Wyoming Transmission Rider, with approximately $50 million of the remaining distribution investment expected to be recovered through base rates.

•
During the fourth quarter, South Dakota Electric continued construction of its 99 MW, $280 million Lange II gas-fired generation project. South Dakota Electric received approval from the Wyoming Public Service Commission for a certificate of public convenience and necessity (CPCN) for the project in June 2025 and commenced construction during the third quarter of 2025. The new facility is expected to be completed and in service during the fourth quarter of 2026 to replace generation resources planned for retirement and support updated planning reserve margin requirements.

•
On June 30, the company established its Emergency Public Safety Power Shutoff program across all three of its electric utilities to promote customer safety and mitigate wildfire risk. In establishing the PSPS program, the company engaged with wildfire experts and key stakeholders including customers, community and local agencies, regulators and community leaders.

•
In 2025, Colorado Electric received approval from the Colorado Public Utilities Commission (CPUC) for the addition of 250 MW of new renewable resources in support of its Clean Energy Plan to reduce emissions 80% by 2030 off a 2005 base. On Nov. 3, the CPUC approved the CPCN for the 50 MW battery storage project. During the first quarter of 2026, the company expects to sign an agreement executing a 200 MW solar power purchase agreement.

•
On March 22, new rates were effective for Colorado Electric resulting from its rate review request filed on June 14, 2024. The new rates provide $17 million of new annual revenue based on a weighted average cost of capital of 6.90% with a capital structure range of 47% to 49% equity and 51% to 53% debt, and a return on equity range of 9.3% to 9.5%. On April 7, the company filed a request for rehearing, reargument and reconsideration with the Colorado Public Utilities Commission. On May 6, the decision was received, increasing new annual revenue to $17.5 million.

•
On March 6, the state of Wyoming enacted comprehensive wildfire mitigation legislation (HB192), effective July 1, 2025.
The legislation provides material liability protections for a utility that complies with its commission-approved wildfire mitigation plan. In November, Wyoming Electric filed its Wildfire Mitigation Plan with the Wyoming Public Service Commission for review, and anticipates approval in March 2026.

Gas Utilities

•
On Dec. 9, Nebraska Gas received approval from the Nebraska Public Service Commission of a unanimous settlement agreement for its rate review filed May 1, 2025. The approved settlement includes $23.9 million of new annual revenue based on a capital structure of 51% equity and 49% debt, and a return on equity of 9.85%. The settlement also provided renewal of a five-year system safety and integrity rider, an insurance cost recovery tracker, and a two-year weather normalization pilot program. Final rates were effective Jan. 1, 2026, replacing interim rates that were effective on Aug. 1, 2025.

•
On July 24, Kansas Gas received approval from the Kansas Corporation Commission of a settlement agreement for its rate review request seeking approval to recover approximately $118 million of system investments and increased operations and maintenance costs driven by inflation and operational needs to serve customers. The black box settlement provides approximately $10.8 million of new annual revenue, with new rates effective Aug. 1, 2025. The settlement provides the renewal of the company's safety and integrity rider and allows for a new insurance cost tracker with deferred accounting treatment. It also includes approval for the company to file an abbreviated case during the first quarter of 2026 that includes the addition of capital placed in service through Dec. 31, 2025.

Corporate and Other

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On Jan. 23, 2026, Black Hills’ board of directors approved a quarterly dividend of $0.703 per share payable on March 1, 2026, to common shareholders of record at the close of business on Feb. 17, 2026. On an annualized basis, the dividend represents 56 consecutive years of increases, the second-longest track record in the electric and natural gas industry.

•
On Oct. 2, Black Hills completed a public debt offering of $450 million, 4.55% senior unsecured notes due Jan. 31, 2031. Proceeds were used to repay the $300 million aggregate principal amount of its notes due Jan. 15, 2026, and remaining net proceeds were used for general corporate purposes.

•
During 2025, the company issued a total of 3.7 million shares of new common stock for net proceeds of $220 million.

•
During 2025, Black Hills maintained its solid investment-grade credit ratings by rating agencies covering the company.
o
On Aug. 19, Moody's Ratings affirmed Black Hills' long-term issuer credit rating at Baa2 with a stable outlook
o
On Aug. 19, S&P Global Ratings affirmed Black Hills' issuer credit rating at BBB+ with a stable outlook

•
On June 2, the company utilized one of two one-year extension options available for its Revolving Credit Facility, extending the maturity to May 31, 2030, with all other terms unchanged.

INITIATES 2026 ADJUSTED EARNINGS GUIDANCE

Black Hills initiates its guidance for 2026 adjusted EPS* to be in the range of $4.25 to $4.45, based on the following assumptions:

•
Normal weather conditions within our utility service territories;
•
Constructive and timely outcomes of utility regulatory dockets;
•
Excludes merger-related costs;
•
Excludes mark-to-market adjustments;
•
Increase in operations and maintenance expense (excludes merger-related costs, depreciation and amortization, and taxes other than income taxes) of approximately 3.5% off 2025 of $580 million;
•
Equity issuance between $50 million and $70 million; and
•
An effective tax rate of approximately 14% for the full year.

This guidance excludes the expected merger with NorthWestern Energy, which is expected to close in the second half of 2026.

* The 2026 Adjusted EPS guidance shown above is a forward-looking, non-GAAP financial measure. The company is not able to provide comparable GAAP EPS guidance due to items that are not considered representative of the company's underlying operating performance that cannot be reasonably quantified for the full-year period. These items include merger-related costs the company expects to incur in 2026, in addition to any other unplanned items that may affect GAAP results in 2026.

USE OF NON-GAAP FINANCIAL MEASURES

As noted in this earnings release, in addition to presenting its earnings information in conformity with Generally Accepted Accounting Principles (GAAP), the company has presented non-GAAP Adjusted earnings and Adjusted EPS, which reflect adjustments for expenses, gains and losses that the company believes do not reflect ongoing core operating performance, such as costs related to the pending merger with NorthWestern. The company’s management uses non-GAAP measures for financial planning and analysis, for reporting of results to the Board of Directors, in determining performance-based compensation and communicating its earnings outlook to analysts and investors. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. Our non-GAAP measures may not be comparable to those of other companies.

Reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Net income available for common stock (GAAP)	$104.9	$98.1	$291.6	$273.1
Adjustment:
Merger-related costs	1.4	-	9.9	-
Less: tax effect of adjustment	(0.2)	-	(1.1)	-
Adjustment, net of tax	1.3	-	8.8	-

Adjusted earnings (non-GAAP)	$106.2	$98.1	$300.4	$273.1

Weighted average shares, diluted	75.4	71.6	73.2	69.9

Earnings per share, diluted (GAAP)	$1.39	$1.37	$3.98	$3.91
Adjustment:
Merger-related costs	0.02	-	0.13	-
Less: tax effect of adjustment	(0.00)	-	(0.01)	-
Adjustment, net of tax	0.02	-	0.12	-
Adjusted EPS (non-GAAP)	$1.41	$1.37	$4.10	$3.91

BLACK HILLS CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(Minor differences may result due to rounding)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2025	2024	2025	2024
	(in millions)
Revenue	$635.5	$597.1	$2,310.0	$2,127.7

Operating expenses:
Fuel, purchased power, and cost of natural gas sold	235.8	212.1	831.5	730.3
Operations and maintenance	137.6	136.2	589.8	557.0
Depreciation and amortization	73.3	68.3	283.8	270.1
Taxes other than income taxes	17.4	17.2	67.4	67.2
Total operating expenses	464.1	433.8	1,772.5	1,624.6

Operating income	171.4	163.3	537.5	503.1

Interest expense, net	(50.5)	(49.7)	(200.1)	(181.7)
Other income (expense), net	4.9	0.1	6.1	(1.4)
Income tax (expense)	(17.2)	(12.7)	(43.7)	(36.3)
Net income	108.6	101.0	299.8	283.7
Net income attributable to non-controlling interest	(3.7)	(2.9)	(8.2)	(10.6)
Net income available for common stock	$104.9	$98.1	$291.6	$273.1

Weighted average common shares outstanding (in millions):
Basic	75.2	71.4	73.0	69.8
Diluted	75.4	71.6	73.2	69.9

Earnings per share:
Earnings per share, Basic	$1.39	$1.37	$3.99	$3.91
Earnings per share, Diluted	$1.39	$1.37	$3.98	$3.91

CONSOLIDATING INCOME STATEMENTS

(Minor differences may result due to rounding)

	Consolidating Income Statement
Three Months Ended Dec. 31, 2025	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$236.5	$402.9	$(3.9)	$635.5

Fuel, purchased power and cost of natural gas sold	67.4	168.6	(0.2)	235.8
Operations and maintenance	63.4	79.5	(5.3)	137.6
Depreciation and amortization	39.5	33.8	-	73.3
Taxes other than income taxes	9.4	8.0	-	17.4
Operating income	$56.8	$113.0	$1.6	$171.4

Interest expense, net				(50.5)
Other income (expense), net				4.9
Income tax benefit (expense)				(17.2)
Net income				108.6
Net income attributable to non-controlling interest				(3.7)
Net income available for common stock				$104.9

	Consolidating Income Statement
Three Months Ended Dec. 31, 2024	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$216.3	$385.2	$(4.4)	$597.1

Fuel, purchased power and cost of natural gas sold	50.7	161.4	-	212.1
Operations and maintenance	62.2	78.0	(4.0)	136.2
Depreciation and amortization	36.5	31.8	-	68.3
Taxes other than income taxes	10.0	7.2	-	17.2
Operating income	$56.9	$106.8	$(0.4)	$163.3

Interest expense, net				(49.7)
Other income (expense), net				0.1
Income tax benefit (expense)				(12.7)
Net income				101.0
Net income attributable to non-controlling interest				(2.9)
Net income available for common stock				$98.1

Three Months Ended Dec. 31, 2025, Compared to the Three Months Ended Dec. 31, 2024

•
Electric Utilities’ operating income decreased $0.1 million primarily due to higher operating expenses partially offset by new rates and rider recovery;
•
Gas Utilities’ operating income increased $6.2 million primarily due to new rates and rider recovery driven by the Arkansas Gas, Kansas Gas, and Nebraska Gas rate reviews partially offset by unfavorable retail customer usage and higher operating expenses;
•
Corporate and Other operating income increased $2.0 million primarily due to a one-time favorable true-up from the consolidation of our captive insurance cell partially offset by merger-related costs;
•
Other income, net increased $4.8 million due to higher investment income from our captive insurance cell and higher AFUDC equity driven by construction work-in-progress balances related to the Lange II and Ready Wyoming projects; and
•
Income tax expense increased $4.5 million primarily due to higher pre-tax income and higher effective tax rate.

	Consolidating Income Statement
Twelve Months Ended Dec. 31, 2025	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$942.8	$1,382.8	$(15.6)	$2,310.0

Fuel, purchased power and cost of natural gas sold	259.6	572.3	(0.4)	831.5
Operations and maintenance	271.2	328.0	(9.4)	589.8
Depreciation and amortization	152.4	131.4	-	283.8
Taxes other than income taxes	37.1	30.3	-	67.4
Operating income	$222.5	$320.8	$(5.8)	$537.5

Interest expense, net				(200.1)
Other income (expense), net				6.1
Income tax benefit (expense)				(43.7)
Net income				299.8
Net income attributable to non-controlling interest				(8.2)
Net income available for common stock				$291.6

	Consolidating Income Statement
Twelve Months Ended Dec. 31, 2024	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$876.1	$1,269.4	$(17.8)	$2,127.7

Fuel, purchased power and cost of natural gas sold	206.4	524.3	(0.4)	730.3
Operations and maintenance	252.6	320.7	(16.3)	557.0
Depreciation and amortization	145.3	124.7	0.1	270.1
Taxes other than income taxes	38.8	28.4	-	67.2
Operating income	$233.0	$271.3	$(1.2)	$503.1

Interest expense, net				(181.7)
Other income (expense), net				(1.4)
Income tax benefit (expense)				(36.3)
Net income				283.7
Net income attributable to non-controlling interest				(10.6)
Net income available for common stock				$273.1

Twelve Months Ended Dec. 31, 2025, Compared to the Twelve Months Ended Dec. 31, 2024

•
Electric Utilities’ operating income decreased $10.5 million primarily due to higher operating expenses, unplanned generation outages, lower transmission services revenues and unfavorable weather partially offset by new rates and rider recovery;
•
Gas Utilities’ operating income increased $49.5 million primarily due to new rates and rider recovery driven by the Arkansas Gas, Iowa Gas, Kansas Gas, and Nebraska Gas rate reviews and favorable weather partially offset by unfavorable retail customer usage and higher operating expenses;
•
Corporate and Other operating loss increased $4.6 million primarily due to $9.9 million of merger-related costs partially offset by a one-time favorable true-up from the consolidation of our captive insurance cell;
•
Net interest expense increased $18.4 million due to higher interest rates on long-term debt, higher CP Program borrowings and lower interest income partially offset by higher AFUDC debt driven by construction work-in-progress balances related to the Lange II and Ready Wyoming projects;
•
Other income, net, increased $7.5 million primarily due to higher AFUDC equity driven by construction work-in-progress balances related to the Lange II and Ready Wyoming projects and higher investment income from our captive insurance cell;
•
Income tax expense increased $7.4 million primarily due to higher pre-tax income and higher effective tax rate; and
•
Net income attributable to non-controlling interest decreased $2.4 million due to lower net income from Black Hills Colorado IPP primarily driven by unplanned generation outages.

OPERATING STATISTICS

Electric Utilities

	Revenue (in millions)				Quantities Sold (GWh)
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,		Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
By customer class	2025	2024	2025	2024	2025	2024	2025	2024
Retail Revenue -
Residential	$58.9	$55.5	$248.2	$234.8	340.6	348.5	1,461.5	1,471.9
Commercial	69.1	63.7	279.4	263.6	489.6	500.8	2,068.1	2,091.4
Industrial (a)	53.7	42.0	201.0	168.9	702.6	526.4	2,615.4	2,169.8
Municipal	4.4	4.3	17.8	17.0	32.0	35.4	142.1	147.1
Other Retail	3.7	3.9	14.0	14.3	-	-	-	-
Subtotal Retail Revenue - Electric	189.8	169.4	760.4	698.6	1,564.8	1,411.1	6,287.1	5,880.2
Wholesale	4.9	5.6	21.7	26.8	116.3	130.3	483.0	589.4
Market - off-system sales	13.6	12.0	51.9	34.8	236.1	258.8	896.7	765.6
Transmission	11.9	13.1	45.2	52.2	-	-	-	-
Other (b)	16.3	16.2	63.6	63.7	-	-	-	-
Total Revenue and Quantities Sold	$236.5	$216.3	$942.8	$876.1	1,917.2	1,800.2	7,666.8	7,235.2
Other Uses, Losses, or Generation, net (c)					144.2	152.7	476.8	390.3
Total Energy					2,061.4	1,952.9	8,143.6	7,625.5

(a)
The increase in industrial revenues and quantities sold for the three and twelve months ended Dec. 31, 2025, compared to the same periods in 2024, was primarily driven by Wyoming Electric LPCS Tariff and BCIS Tariff customers.
(b)
Includes Integrated Generation, inter-segment rent, and non-regulated services to our retail customers under the Service Guard Comfort Plan and Tech Services.
(c)
Includes company uses and line losses.

	Revenue (in millions)				Quantities Sold (GWh)
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,		Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
By business unit	2025	2024	2025	2024	2025	2024	2025	2024
Colorado Electric	$69.1	$68.2	$287.3	$276.9	540.4	575.9	2,218.1	2,392.7
South Dakota Electric	86.0	79.5	341.6	322.0	650.5	674.2	2,683.2	2,556.5
Wyoming Electric	70.0	57.6	270.0	234.3	705.9	528.3	2,676.8	2,190.1
Integrated Generation	11.4	11.0	43.9	42.9	20.4	21.8	88.7	95.9
Total Revenue and Quantities Sold	$236.5	$216.3	$942.8	$876.1	1,917.2	1,800.2	7,666.8	7,235.2

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2025		2024		2025		2024
Degree Days	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal
Heating Degree Days:
Colorado Electric	1,714	(14)%	1,876	(8)%	5,104	(1)%	4,926	(8)%
South Dakota Electric	2,079	(19)%	2,231	(15)%	6,511	(7)%	6,311	(13)%
Wyoming Electric	1,996	(17)%	2,137	(13)%	6,378	(5)%	6,272	(10)%
Combined (a)	1,898	(17)%	2,052	(12)%	5,850	(4)%	5,676	(10)%

Cooling Degree Days:
Colorado Electric	11	25%	22	210%	1,016	(13)%	1,269	11%
South Dakota Electric	18	543%	10	376%	778	18%	913	49%
Wyoming Electric	---	(100)%	5	---	337	(30)%	491	7%
Combined (a)	11	124%	14	265%	796	(7)%	989	20%

(a)
Degree days are calculated based on a weighted average of total customers by state.

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
Contracted generating facilities Availability(a) by fuel type	2025	2024	2025	2024
Coal (b)	69.4%	97.2%	77.7%	89.8%
Natural gas and diesel oil (b)	88.4%	85.5%	92.6%	92.9%
Wind	82.3%	87.6%	82.5%	90.6%
Total Availability	82.1%	88.2%	86.9%	91.7%

Wind Capacity Factor (a)	39.7%	38.0%	34.2%	36.7%

(a)
Availability and Wind Capacity Factor are calculated using a weighted average based on capacity of our generating fleet.
(b)
2025 included unplanned outages at Wygen III, Pueblo Airport Generation #4-5, and Busch Ranch I and II. 2024 includes unplanned outages at Wygen I and Pueblo Airport Generation #4-5.

OPERATING STATISTICS (continued)

Gas Utilities

	Revenue (in millions)				Quantities Sold and Transported (Dth in millions)
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,		Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
By customer class	2025	2024	2025	2024	2025	2024	2025	2024
Retail Revenue -
Residential	$226.8	$215.4	$770.2	$691.9	18.4	18.4	59.9	56.7
Commercial	86.6	82.4	292.9	266.3	8.9	9.1	29.4	28.4
Industrial	6.0	5.4	27.2	23.7	0.9	0.9	5.2	6.0
Other Retail (a)	8.6	11.8	34.6	40.7	-	-	-	-
Subtotal Retail Revenue - Gas	328.0	315.0	1,124.9	1,022.6	28.2	28.4	94.5	91.1
Transportation	51.0	47.3	194.4	178.2	43.8	42.2	166.7	159.2
Other (b)	23.9	22.9	63.5	68.6	-	-	-	-
Total Revenue and Quantities Sold	$402.9	$385.2	$1,382.8	$1,269.4	72.0	70.6	261.2	250.3

(a)
Includes Black Hills Energy Services revenue under the Choice Gas Program.
(b)
Includes inter-segment rent and non-regulated services under the Service Guard Comfort Plan, Tech Services, and HomeServe.

	Revenue (in millions)				Quantities Sold and Transported (Dth in millions)
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,		Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
By business unit	2025	2024	2025	2024	2025	2024	2025	2024
Arkansas Gas	$89.9	$81.6	$286.5	$248.8	9.1	8.4	32.5	29.9
Colorado Gas	69.0	87.3	251.8	278.8	8.6	9.7	30.6	31.0
Iowa Gas	59.0	51.9	197.6	162.3	11.4	10.9	39.6	37.3
Kansas Gas	45.5	39.6	160.4	130.4	9.1	8.7	37.0	34.8
Nebraska Gas	99.3	85.6	344.5	304.5	23.7	22.1	85.1	80.3
Wyoming Gas	40.2	39.2	142.0	144.6	10.1	10.8	36.4	37.0
Total Revenue and Quantities Sold	$402.9	$385.2	$1,382.8	$1,269.4	72.0	70.6	261.2	250.3

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2025		2024		2025		2024
Heating Degree Days	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal
Arkansas Gas (a)	1,105	(18)%	1,073	(24)%	3,256	(9)%	2,998	(20)%
Colorado Gas	1,658	(20)%	2,049	(10)%	5,416	(7)%	5,662	(7)%
Iowa Gas	2,315	---	2,093	(11)%	6,318	(1)%	5,543	(16)%
Kansas Gas (a)	1,529	(12)%	1,516	(14)%	4,530	---	4,092	(12)%
Nebraska Gas (a)	1,997	(8)%	1,891	(15)%	5,630	(3)%	5,172	(13)%
Wyoming Gas	2,141	(18)%	2,257	(15)%	6,727	(7)%	6,641	(10)%
Combined (b)	1,991	(12)%	2,015	(12)%	5,802	(5)%	5,517	(11)%

(a)
Arkansas Gas and Kansas Gas have weather normalization mechanisms that mitigate the weather impact on Gas Utility margins. Nebraska Gas received NPSC approval to develop a two-year pilot program for a weather normalization mechanism which was effective in August 2025.
(b)
Heating degree days are calculated based on a weighted average of total customers by state excluding Kansas Gas and Nebraska Gas (effective in August 2025) due to their weather normalization mechanisms. Arkansas Gas is partially excluded based on the weather normalization mechanism in effect from November through April.

CONFERENCE CALL AND WEBCAST

Black Hills will host a live conference call and webcast at 11 a.m. EST on Thursday, Feb. 5, 2026, to discuss the company's financial results.

To participate by phone and ask a question during the live broadcast, participants can access the event directly at Black Hills Corp. Conference Q&A. Please allow at least five minutes to register. Upon registration, dial-in information will be provided, including a personal identification number.

To access a listen-only webcast and view presentation slides, please register at Black Hills Corp. Webcast. At the conclusion of the call, a replay of the broadcast will be available at this link and at Black Hills’ investor relations website for up to one year.

ABOUT BLACK HILLS CORP.

Black Hills Corp. (NYSE: BKH) is a customer-focused, growth-oriented utility company with a tradition of improving life with energy and a vision to be the energy partner of choice. Based in Rapid City, South Dakota, the company serves 1.37 million natural gas and electric utility customers in eight states: Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. More information is available at www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes, without limitations, our 2026 earnings guidance, long-term growth target and our expectations for regulatory filings for and the closing of the merger with NorthWestern Energy. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation, the risk factors described in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2025, Item 1A of Part I of our forthcoming 2025 Annual Report on Form 10-K, and other reports that we file with the SEC from time to time, and the following:

•
The accuracy of our assumptions on which our earnings guidance and long-term growth target is based;
•
Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings and favorable rulings on periodic applications to recover costs for capital additions, plant retirements and decommissioning, fuel, transmission, purchased power, and other operating costs and the timing in which new rates would go into effect;
•
Our ability to complete our capital program in a cost-effective and timely manner;
•
Our ability to execute on our strategy;
•
Our ability to successfully execute our financing plans;
•
The effects of changing interest rates;
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Our ability to achieve our greenhouse gas emissions intensity reduction goals;
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The impact of future governmental regulation;
•
Our ability to overcome the impacts of supply chain disruptions on availability and cost of materials;
•
The effects of inflation, tariffs and volatile energy prices;
•
Our ability to obtain sufficient insurance coverage at reasonable costs and whether such coverage will protect us against significant losses;
•
The expected timing and likelihood of completion and our ability to realize the anticipated benefits of the proposed merger with NorthWestern Energy Group, Inc., including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or give rise to the termination of the merger; and
•
Other factors discussed from time to time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

NO OFFERS OR SOLICITATION

This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

IMPORTANT INFORMATION AND WHERE TO FIND IT

Black Hills filed a registration statement on Form S-4 with the SEC to register the shares of Black Hills’ common stock that will be issued to NorthWestern stockholders in connection with the pending merger transaction. The registration statement included a preliminary joint proxy statement of Black Hills and NorthWestern that will also constitute a prospectus of Black Hills. The definitive joint proxy statement/prospectus will be sent to the stockholders of each of Black Hills and NorthWestern in connection with the pending merger transaction. Additionally, Black Hills and NorthWestern will file other relevant materials in connection with the pending merger transaction with the SEC. Investors and security holders are urged to read the registration statement and joint proxy statement/prospectus when they become available (and any other documents filed with the SEC in connection with the transaction or incorporated by reference into the joint proxy statement/prospectus) because such documents will contain important information regarding the pending merger transaction and related matters. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Black Hills or NorthWestern through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Black Hills or NorthWestern at investorrelations@blackhillscorp.com or travis.meyer@northwestern.com, respectively.

Before making any voting or investment decision, investors and security holders of Black Hills and NorthWestern are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto (and any other documents filed with the SEC in connection with the pending merger transaction) because they will contain important information about the pending merger transaction. Free copies of these documents may be obtained as described above.

PARTICIPANTS IN SOLICITATION

Black Hills, NorthWestern and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of Black Hills and NorthWestern in connection with the pending merger transaction. Information regarding the directors and executive officers of Black Hills and NorthWestern and other persons who may be deemed participants in the solicitation of the stockholders of Black Hills or of NorthWestern in connection with the pending merger transaction will be included in the joint proxy statement/prospectus related to the pending merger transaction, which will be filed by Black Hills with the SEC. Information about the directors and executive officers of Black Hills and their ownership of Black Hills common stock can also be found in Black Hills’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, which was filed on Feb. 12, 2025, under the header “Information About Our Executive Officers,” and its Proxy Statement on Schedule 14A, which was filed on March 14, 2025, under the headers “Election of Directors” and “Security Ownership of Management and Principal Shareholders,” and other documents subsequently filed by Black Hills with the SEC. Information about the directors and executive officers of NorthWestern and their ownership of NorthWestern common stock can also be found in NorthWestern’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, which was filed on Feb. 13, 2025, under the header “Information About Our Executive Officers” and its Proxy Statement on Schedule 14A, which was filed on March 12, 2025, under the headers “Election of Directors” and “Who Owns our Stock”. Additional information regarding the respective directors and executive officers of Black Hills and NorthWestern and other participants in each respective proxy solicitation and a description of their direct and indirect interests in the proposed merger is contained in the registration statement and the joint proxy statement/prospectus under the headings “Additional Interests Of Black Hills and Northwestern Directors and Officers,” and “Shares Beneficially Owned by NorthWestern Directors and Officers.” To the extent any such person's ownership of Black Hills’ or NorthWestern’s securities, respectively, has changed since the filing of such proxy statement, such changes have been or will be reflected on Forms 3, 4 or 5 filed with the SEC. Additional information regarding the interests of such participants will be included in other relevant documents regarding the pending merger transaction filed with the SEC when they become available.

Investor Relations:
Sal Diaz
Phone	605-399-5079
Email	investorrelations@blackhillscorp.com

Media Contact:
24-hour Media Assistance	888-242-3969